Exhibit 4.1
                                                                     -----------

                                                                  EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 29, 2005, by and among Arotech Corporation, a Delaware corporation, with headquarters located at 354 Industry Drive, Auburn, Alabama 36830 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

      WHEREAS:

      A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

      B. The Company has authorized a new series of senior secured convertible notes of the Company, which Notes shall be convertible into the Company's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms of the Notes.

      C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit A (the "Notes"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $17,500,000) (as converted, collectively, the "Conversion Shares") and (ii) a warrant, in substantially the form attached hereto as Exhibit B (collectively, the "Warrants"), to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Warrant Shares").

      D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

      E. The Notes, Warrants, Warrant Shares and the Conversion Shares, collectively are referred to herein as the "Securities".

      F. The Notes will be (i) subordinated to the Senior Indebtedness (as hereinafter defined), but will rank senior to all other outstanding and future indebtedness of the Company and its Subsidiaries other than as permitted hereunder, (ii) secured by a security interest in all of the assets of the Company and in all of the shares of capital stock and all assets of all of the Company's Subsidiaries (as hereinafter defined) identified on Schedule 3(a) as guarantors and all future Subsidiaries, as evidenced by the Security Agreement, in the form attached hereto as Exhibit D (as amended or modified from time to time, the "Security Agreement") in favor of Smithfield Fiduciary LLC, in its capacity as collateral agent (in such capacity, the "Senior Agent") for the Buyers hereto and for the holders of the Securities, which security interest shall be senior to all other security interests therein, except those security interests securing the Senior Indebtedness, and (iii) guaranteed by the Guarantee of all of the Company's Subsidiaries identified on Schedule 3(a) as guarantors and future Subsidiaries, other than those Subsidiaries which remain inactive and have no assets, income or operations, in the form attached hereto as Exhibit E (such Guaranty, together with the Security Agreement, as each may amended or modified from time to time, collectively, the "Security Documents"). The Company will also be obtaining a letter of credit (the "Letter of Credit"), in the amount of $2,625,000 (the "Letter of Credit Amount") issued in favor of the Senior Agent by a bank acceptable to such Senior Agent (the "Letter of Credit Bank"), which may be drawn upon the Company's failure to timely pay interest or other obligations due under the Note.

      NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

      1. PURCHASE AND SALE OF NOTES AND WARRANTS.

            (a) Purchase of Notes and Warrants.

                  (i) Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (A) a principal amount of Notes as is set forth opposite such Buyer's name in column
(3) on the Schedule of Buyers and (B) a warrant to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Closing").

                  (1) Closing. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on September 29, 2005 (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below.

                  (2) Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Closing (the "Purchase Price") shall be the amount set forth opposite such Buyer's name in column (5) of the Schedule of Buyers. Each Buyer shall pay $1.00 for each $1.00 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Closing.

                  (ii) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and
(ii) the Company shall deliver to each Buyer (A) the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing and (B) the Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

      2. BUYER'S REPRESENTATIONS AND WARRANTIES.

      Each Buyer represents and warrants with respect to only itself that:

            (a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly authorized by all necessary action on the part of such Buyer and no further action is required by such Buyer or any of its composite entities (such as a board of directors, management committee, partners or stockholders) in connection herewith. Each of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and Warrants, (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, and (iii) upon exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Warrant Shares issuable upon exercise of the Warrants, as principal for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under applicable federal and state securities laws. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer is not a broker-dealer registered with the SEC under the 34 Act or entity engaged in a business that would require it to be so registered. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

            (c) Accredited Investor Status; General Solicitation. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Such Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Buyer is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

            (d) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

            (e)  Information.  Such Buyer and its  advisors,  if any,  have been furnished  with or has  otherwise  had access to all  materials  relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

            (f) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (g) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, "Rule 144"); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(e)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933
Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

            (h) Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

            [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE
            SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act and are thereafter sold in compliance with said Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance, reasonably acceptable to the Company's registrar and transfer agent, that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.

            (i) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party and the consummation by such Buyer of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate the organizational documents of such Buyer or (ii) except as set forth on Schedule 3(d), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

            (j) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

            (k) Agent Fees. That no fees, commissions, or other payments are or will be payable to any broker, finder, placement agent, or intermediary acting on behalf of such Buyer for actions relating to or arising out of the transactions contemplated by this Agreement, including, without limitation, any fees or commissions payable to such Buyer's agents.

            (l)  Certain  Trading   Activities.   Neither  such  Buyer  nor  its
affiliates has directly or indirectly engaged in any Short Sales involving the Company's securities since the time that such Buyer was first contacted by the Company with respect to the transactions contemplated hereby. "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers. Notwithstanding the foregoing, in the case of a Buyer that is or is part of a multi-managed investment vehicle (a "Fund") whereby separate portfolio managers manage separate portions of such Fund's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Fund's assets, the representation set forth above shall solely apply with respect to the portion of assets of such Buyer or its affiliates, as applicable, managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

      The Company acknowledges and agrees that each Buyer does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company hereby makes the following representations and warranties to each Buyer:

            (a) Subsidiaries. There is no entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest other than those listed in Schedule 3(a) ("Subsidiaries"). Except as disclosed in
Schedule 3(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all liens, charges, encumbrances, security interests, rights of first refusal or other restrictions of any kind ("Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. As of the Closing Date, none of Arotech Security Corp., a Delaware corporation, I.E.S. Defense Services, Inc., a Delaware corporation, Summit Training International, Inc., a Delaware corporation and Electric Fuel Transportation Corp., a Delaware corporation (each an "Inactive Subsidiary") owns or possesses any material property or assets.

            (b) Organization and Qualification. Except as set forth on Schedule 3(b) hereto, (1) each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, (2) neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, and (3) each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in (i) an adverse effect on the legality, validity or enforceability of any Transaction Document (as hereinafter defined), (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "Material Adverse Effect").

            (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Documents, the Letter of Credit, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the "Transaction Documents") and otherwise to carry out its obligations hereunder and thereunder and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, and the granting of a security interest in the Collateral (as defined in the Security Documents), have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its Board of Directors or its stockholders in connection herewith and therewith (other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement,
(ii) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement), (iii) the Company obtaining Stockholder Approval (as hereinafter defined) and (iv) filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and/or any other notices required thereby and (v) the filing of an application with a Trading Market (as hereinafter defined) for the inclusion of the Conversion Shares and the Warrant Shares for trading in such Trading Market with respect to the offering contemplated by the Transaction Documents. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provisions may be limited under the federal and state securities laws and public policy, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, the issuance of the Notes and the Warrants, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Company obtaining Stockholder Approval, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations of whichever of the New York Stock Exchange, Inc., the American Stock Exchange, the Nasdaq National Market (the "Principal Market") or The Nasdaq SmallCap Market or the OTC Bulletin Board that the Common Stock is listed or quoted for trading on the date in question (any of the foregoing, a "Trading Market"), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration (collectively, "Consents") with, any court or other federal, state, local or other governmental authority or any regulatory or self-regulatory agency or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (a "Person") in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) filing appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement, (ii) filing a Current Report on Form 8-K with the SEC, (iii) filing with the SEC of one ore more registration statements in accordance with the Registration Rights Agreement, (iv) filing applications for the listing of additional shares with a Trading Market, (v) obtaining those Consents set forth in Schedule 3(e), which Consents have been obtained prior to the date hereof and
(vi) filings that have been or will be made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and/or any other notices required thereby.

            (f) Issuance of Securities. The issuance of the Notes and the Warrants have been duly authorized and, upon issuance in accordance with the terms hereof and payment therefor, will be duly and validly issued, fully paid and nonassessable, free from all taxes, Liens and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Notes issuable at the Closing (assuming for purposes hereof, that the Notes are convertible at the initial
Conversion Price and without taking into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants. Upon conversion in accordance with the Notes, the Conversion Shares, and upon exercise and payment in accordance with the Warrants, the Warrant Shares, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of the representations and warranties contained in Sections 2(b) through 2(f), inclusive, above as they relate to all of the Buyers in the aggregate, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

            (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3(g). Except as set forth in Schedule 3(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in Schedule 3(g), the issue and sale of the Securities will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The Company has furnished or made available to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws").

            (h) SEC Reports; Financial Statements. The Company has filed all reports permitted or required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, including any amendments thereto filed with the SEC prior to the date hereof, being collectively referred to herein as the "SEC Reports" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The Company has delivered to the Buyers a copy of all SEC Reports not available on the EDGAR system. Except as set forth on Schedule 3(h), as of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act applicable thereto and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3(h), the Company is in compliance with the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder by all government and regulatory authorities and agencies. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

            (i) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and except as set forth on Schedule 3(i) hereto, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("Rule 144") (an "Affiliate"), except pursuant to existing stock option plans of the Company,
(vi) the Company has not sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business or (vii) the Company has not had capital expenditures, individually or in the aggregate, in excess of $250,000. The Company does not have pending before the SEC any request for confidential treatment of information.

            (j) Litigation. Except as set forth in Schedule 3(j), there is no action, suit, proceeding, inquiry or investigation which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any claim, action or proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company.

            (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

            (l) Compliance. Except as set forth in Schedule 3(l), neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator, governmental body, or regulatory or self-regulatory authority or
(iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

            (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

            (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except as set forth in Schedule 3(n) and except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance in all material respects.

            (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

            (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it or its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, other than anticipated increases in the market price of officers' and directors' liability insurance generally.

            (q) Foreign Corrupt Practices. Neither the Company nor any direct director, officer or employee acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company
(i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (s) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (t) Internal Accounting Controls. Except as set forth on Schedule 3(h), the Company and the Subsidiaries maintain a system of internal accounting controls which the audit committee of the board of directors reasonably believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) Solvency. Based on the financial condition of the Company as of the date hereof and as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

            (v) Reserved.

            (w)  Application  of Takeover  Protections;  Rights  Agreement.  The
Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

            (x) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory or consultancy fees, brokers' commissions or finder's fee (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, which fees are set forth in Section 4(f). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim; provided, that the Company shall not be responsible for the payment of any amounts under this Agreement resulting from a breach of the representation by any Buyer set forth in Section 2(k).

            (y) No Integrated Offering. None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings.

            (z) Ranking of Notes. Except as set forth on Schedule 3(z) (the "Senior Indebtedness"), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

            (aa) Certain Registration Matters. The Company is eligible to register the sale of its Common Stock under Form S-3 promulgated under the 1933 Act. Except as described in Schedule 3(aa) and securities that have been previously registered for resale by the Company, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

            (bb) Listing and Maintenance Requirements. Except as set forth in the SEC Reports or as set forth in Schedule 3(bb), the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except for the maintenance of the $1.00 minimum bid price (pursuant to the rules and regulations of the Principal Market), the Company is currently in compliance with all such listing and maintenance requirements. Subject to obtaining the Stockholder Approval to the extent required by the Principal Market, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company is required for the Company to issue and deliver to the Buyers up to (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Notes issuable at the Closing (assuming for purposes hereof, that the Notes are convertible at the initial Conversion Price (including any shares issuable as amortization payments) and without taking into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants.

            (cc) Investment Company. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (dd) Disclosure. Other than information regarding the offering contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes material, nonpublic information. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, including the Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, in all material respects not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            (ee) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and that no Buyer is an officer or director of the Company. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

      4. COVENANTS.

            (a) Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in this Section 4 and Sections 6 and 7 of this Agreement.

            (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

            (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Warrant Shares and none of the Notes or Warrants are outstanding (the "Reporting Period"), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            (d) Financial Information. The Company agrees to send the following to each Investor (as defined in the Registration Rights Agreement) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all material financial press releases issued by the Company, and (iii) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, copies of any notices and other information made available or given to the stockholders of the Company generally,
contemporaneously   with  the  making   available  or  giving   thereof  to  the
stockholders.

            (e) Listing. The Company shall, when and as required under the Registration Rights Agreement, secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for listing on a Trading Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on all Trading Markets. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

            (f) Fees. At the Closing, the Company shall pay an expense allowance of $100,000 to Smithfield Fiduciary LLC (a Buyer) or its designee(s), which amount shall be withheld by such Buyer from its aggregate Purchase Price at the Closing. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers; provided, that the Company shall not be responsible for the payment of any amounts under this Agreement resulting from a breach of the representation by any Buyer as set forth in Section 2(k).

            (g) Pledge of Securities. The Company acknowledges and agrees that the Securities may, to the extent permitted by the 1933 Act, be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation,
Section 2(h) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(h) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

            (h) Disclosure of Transactions and Other Material  Information.  The
Company shall, on or before 8:30 a.m., New York City Time, on September 30, 2005, issue a press release reasonably acceptable to the Buyers disclosing all material terms of the transactions contemplated hereby (the "Press Release"). On or before 8:30 a.m., New York Time, on the second Business Day following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of each of the Notes, the Warrants, the Letter of Credit, the Registration Rights Agreement and the Security Documents) as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing, no Buyer shall be in possession of any material, nonpublic information provided to them by the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in such 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of such Buyer. Subject to the foregoing, neither the
Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, the Company shall not disclose the name of any Buyer in any filing, announcement, release or otherwise.

            (i) Use of Proceeds. The Company will use the proceeds from the sale of the Securities to pay all amounts currently owing to Alan G. Jordan and Tim
L. Carr under the Stock Purchase/Sale Agreement dated January 7, 2004 among the Company, FAAC Incorporated, Alan G. Jordan and Tim L. Carr, as amended by the letter dated April 10, 2005 (the "FAAC Agreement"), which amounts shall not exceed $5.4 million in the aggregate (the "FAAC Stockholders' Repayment"), with any remaining proceeds used for general corporate purposes other than the (A) repayment of any other outstanding Indebtedness of the Company prior to the final due date thereof or (B) redemption or repurchase of any of its equity or equity-linked Securities.

            (j) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock.

            (k) Additional  Notes and Warrants;  Variable  Securities;  Dilutive
Issuances. So long as any Notes remain outstanding, the Company will not issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes. For long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary, from time to time, with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any
Note is convertible or the then applicable Exercise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable. Until the Stockholder Approval has been obtained, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) and, thereafter, for long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuance (as defined in the Notes) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon conversion of any Note any shares of Common Stock or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes or exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Eligible Market (as defined in the Note).

            (l) Corporate Existence. So long as any Notes remain outstanding, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

            (m) Reservation of Shares. So long as any Notes or Warrants, as the case may be, remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Notes issuable at the Closing (assuming for purposes hereof, that the Notes are convertible at the initial Conversion Price and without taking into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) 100% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

            (n) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

            (o)  Additional  Issuances  of  Securities.  Except  as set forth on
Schedule 4(o) hereto, from the Original Date until the date that is 90 Trading Days (as defined in the Notes) following the Effective Date (as defined in the Registration Rights Agreement), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or any stock or securities convertible into or exercisable or exchangeable for shares of Common Stock. The foregoing shall not apply to Excluded Securities (as defined in the Notes).

            (p) Letter of Credit. On or prior to the Closing Date, the Company shall obtain the Letter of Credit, in the Letter of Credit Amount issued in favor of the Senior Agent by the Letter of Credit Bank and in form and substance reasonably acceptable to such Senior Agent. The Letter of Credit shall have an expiration date that is the earlier to occur of (A) 100 days after the Maturity Date (as defined in the Notes), (B) such date the Letter of Credit Amount is reduced to zero in accordance with Section 2(d) of the Note and (C) such date whereafter no Notes remain outstanding.

            (q) Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the "Stockholder Meeting"), which shall be promptly called and held not later than December 15, 2005 (the "Stockholder Meeting Deadline"), a proxy statement, substantially in the form which has been previously reviewed by the Buyers and a counsel of their choice (which review shall be completed within five (5) Business Days of such counsel's receipt of the proxy statement and such review requirement shall be waived if such counsel has not completed its review within such five (5) Business Day period), soliciting each such stockholder's affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company's issuance of all of the Securities as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (such affirmative approval being referred to herein as the "Stockholder Approval"), and the Company shall use its reasonable best efforts to solicit its stockholders' approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to use its reasonable best efforts to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company's reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every six (6) months thereafter until such Stockholder Approval is obtained or the Notes are no longer outstanding.

            (r) Securities Issuance. Until the one (1) year anniversary of the effective date of the Registration Statement, the Company shall not issue or sell, or be deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security (as defined in the Note)) for a consideration per share less than a price equal to the Conversion Price (as defined in the Note) in effect immediately prior to such issue or sale.

            (s) Inactive Subsidiaries. The Company agrees that each Inactive Subsidiary shall remain a dormant company until such time as each such Inactive Subsidiary is dissolved in accordance with the laws of its jurisdiction of incorporation. The Company shall not, and shall cause its Subsidiaries not to, transfer any property or asset to any Inactive Subsidiary.

            (t) Post Closing Covenant. Within 5 Business Days after the Closing Date (as such period may from time to time be extended with the consent of the Buyers), the Company shall deliver to the Buyers a completed schedule to the IP Security Agreement, together with any other documentation reasonably requested by Senior Agent and take all actions reasonably necessary to permit the Buyers to file the IP Security Agreement with the U.S. Patent and Trademark Office. The Company agrees that a breach of this Section 4(t) shall not require that any notice of such by the holders of the Notes pursuant to Section 4(a)(xi) of the Notes or that any cure period be provided pursuant to such Section 4(a)(xi) of the Notes.

            (u) FAAC Agreement. The Company confirms that after the FAAC Stockholders' Repayment (as defined in Section 4(i)) neither it nor any of its Subsidiaries has any further obligations under the FAAC Agreement other than the payment of the 2005 Earnout Consideration (as defined in the FAAC Agreement) and the Pro-Safe Earnout Consideration (as defined in the FAAC Agreement). The Company agrees that the aggregate of the 2005 Earnout Consideration and the Pro-Safe Earnout Consideration will not exceed $1.5 million.

      5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

            (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes and the number of Warrants held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

            (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent (the
"Transfer Agent"), to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company ("DTC"), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares issued upon conversion of the Notes and the Warrant Shares issued upon exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes and Exercise of the Warrants in the form of Exhibit G attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction in respect of the Securities other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to the Transfer Agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with
Section 2(g), the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Company will, or will use its reasonable efforts to cause the Transfer Agent to issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Nothing in the foregoing shall be interpreted to require the Company or the Transfer Agent to effect any transfer or take any other action in violation of applicable federal or state securities laws.

      6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

            (a) Closing Date. The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                  (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                  (ii) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price (less, in the case of Smithfield Fiduciary LLC, the amounts withheld pursuant to Section 4(f)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                  (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

      7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

            (a) Closing Date. The obligation of each Buyer hereunder to purchase the Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                  (i) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents, (ii) the Notes (in such principal amounts as such Buyer shall request), and (iii) the related Warrants (in such amounts as such Buyer shall request), which are being purchased by such Buyer at the Closing pursuant to this Agreement.

                  (ii) Such Buyer shall have received the opinions of the Company's in-house counsel, dated as of the Closing Date, in substantially the form of Exhibit H-1 attached hereto.

                  (iii)  Such  Buyer  shall  have   received   the  opinions  of
Lowenstein Sandler PC, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit H-2 attached hereto.

                  (iv) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit G attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company's transfer agent.

                  (v) The Company shall have delivered to such Buyer a certificate evidencing the organization and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware, as of a date within 10 days of the Closing Date.

                  (vi) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, as of a date within 10 days of the Closing Date.

                  (vii) The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

                  (viii) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with this transaction as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws of the Company, each as in effect at the Closing, in the form attached hereto as
Exhibit I.

                  (ix) The representations and warranties of the Company shall be true and correct in all material respects (other than representations and warranties that are already qualified by materiality or Material Adverse Effect which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit J.

                  (x) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                  (xi) The Common Stock (I) shall be listed on a Trading Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or a Trading Market from trading on a Trading Market nor shall suspension by the SEC or a Trading Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or a Trading Market or (B) by falling below the minimum listing maintenance requirements of a Trading Market. The Buyers acknowledge that the Common Stock has been trading at a price below $1.00 since August 15, 2005, and that the Company has received a notification from the Principal Market to the effect that the Common Stock does not satisfy Nasdaq Marketplace Rule 4310(c)(4) (the "Minimum Bid Price Rule"), and that in accordance with the rules of the Principal Market, the Company will be provided 180 calendar days to regain compliance with the Minimum Bid Price Rule.

                  (xii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

                  (xiii) Within five (5) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer certified copies of UCC search results, listing all effective financing statements which name as debtor the Company filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents), other than Collateral securing the Senior Indebtedness, and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents).

                  (xiv) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

      8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(f) above.

      9. MISCELLANEOUS.

            (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate number of Securities such Buyers are obligated to purchase (on an as converted or exercised basis), or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate number of Securities outstanding on such date (on an as converted or exercised basis), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes and Warrants. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

            (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                If to the Company:

                         Arotech Corporation
                         354 Industry Drive
                         Auburn, Alabama 36830
                         Facsimile No.: (334) 502-9001
                         Telephone No.: (334) 502-3008
                         Attention: Chief Executive Officer

                With a copy to:

                         Electric Fuel (E.F.L.) Ltd.
                         One HaSolela Street, POB 641
                         Western Industrial Park
                         Beit Shemesh 99000, Israel
                         Facsimile No.: 011-972-2-990-6688
                         Telephone No.: 011-972-2-990-6623
                         Attention: General Counsel

                With a copy (for informational purposes only) to:

                         Lowenstein Sandler PC
                         65 Livingston Avenue
                         Roseland, New Jersey 07068
                         Facsimile No.: (973) 597-2477
                         Telephone No.: (973) 597-2500
                         Attention: Steven Skolnick, Esq.

                If to the Transfer Agent:

                         American Stock Transfer and Trust Company
                         6201 15th Avenue
                         Brooklyn, New York 11219
                         Facsimile No.: (718) 234-5001
                         Telephone No.: (718) 921-8200
                         Attention: Herbert J. Lemmer, Esq., Vice President

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

                with a copy (for informational purposes only) to:

                         Schulte Roth & Zabel LLP
                         919 Third Avenue
                         New York, New York  10022
                         Telephone: (212) 756-2000
                         Facsimile: (212) 593-5955
                         Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Securities outstanding on such date (on an as converted or exercised basis), including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

            (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or
(c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

            (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

            (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

            (p) Senior Agent. Each Buyer hereby appoints Smithfield Fiduciary LLC as the Senior Agent, and authorizes the Senior Agent to act on behalf of such Buyer in connection with the Letter of Credit to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Senior Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Buyer hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Senior Agent from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Senior Agent in any way relating to or arising out of this Agreement, the Notes and any other Transaction Document, including reasonable attorneys' fees, and as to which the Senior Agent is not reimbursed by the Company; provided, however, that no Buyer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Senior Agent's gross negligence or willful misconduct. The Senior Agent shall not be required to take any action hereunder, under the Notes or under any other Transaction Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Transaction Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Senior Agent shall be or become, in the Senior Agent's determination, inadequate, the Senior Agent may call for additional indemnification from the Buyers and cease to do the acts indemnified against hereunder until such additional indemnity is given.

            (q) Exculpation of Senior Agent. Neither the Senior Agent nor any of its directors, officers, employees or agents shall be liable to any Buyer for any action taken or omitted to be taken by it under this Agreement or any other Transaction Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Transaction Document, nor for the creation, perfection or priority of any liens purported to be created by any of the Transaction Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Transaction Document. Any such inquiry which may be made by the Senior Agent shall not obligate it to make any further inquiry or to take any action. The Senior Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Senior Agent believes to be genuine and to have been presented by a proper Person.

            (r) Successor Senior Agent. The Senior Agent may resign as such at any time upon at least ten business days' prior notice to the Company and all the Buyers. If the Senior Agent at any time shall resign, the Buyers may, with the prior consent of the Company (which consent shall not be unreasonably withheld), appoint another Person as a successor Senior Agent which shall thereupon become the Senior Agent hereunder. If no successor Senior Agent shall have been so appointed by the Buyers, and shall have accepted such appointment, within ten business days after the retiring Senior Agent's giving notice of resignation, then the retiring Senior Agent may, on behalf of the Buyers, appoint a successor Senior Agent, which shall be one of the Buyers or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution. Upon the acceptance of any appointment as Senior Agent hereunder by a successor Senior Agent, such successor Senior Agent shall be entitled to receive from the retiring Senior Agent such documents of transfer and assignment as such successor Senior Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Senior Agent, and the retiring Senior Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Senior Agent's resignation hereunder as the applicable Senior Agent, the provisions of (i) this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Senior Agent under this Agreement; and (ii) Sections 9(p), (q) and (r) shall continue to inure to its benefit.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                      COMPANY:

                                      AROTECH CORPORATION

                                      By:
                                         ---------------------------------------
                                         Name:  Robert S. Ehrlich
                                         Title: Chairman, President and Chief
                                         Executive Officer

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                      BUYERS:

                                      SMITHFIELD FIDUCIARY LLC

                                      By:
                                         ---------------------------------------
                                         Name:  Adam J. Chill
                                         Title: Authorized Signatory

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                      OTHER BUYERS:

                                      PORTSIDE GROWTH AND
                                         OPPORTUNITY FUND

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                      OTHER BUYERS:

                                      OMICRON MASTER TRUST

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                      OTHER BUYERS:

                                      CRANSHIRE CAPITAL L.P.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

      IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                      OTHER BUYERS:

                                      IROQUOIS MASTER FUND LTD.

                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                    EXHIBITS
                                    --------

Exhibit A         Form of Notes
Exhibit B         Form of Warrant
Exhibit C         Registration Rights Agreement
Exhibit D         Form of Security Agreement
Exhibit E         Form of Guarantee
Exhibit F         Form of Letter of Credit
Exhibit G         Irrevocable Transfer Agent Instructions
Exhibit H-1       Form of In-House Company Counsel Opinion
Exhibit H-2       Form of Outside Company Counsel Opinion
Exhibit I         Form of Secretary's Certificate
Exhibit J         Form of Officer's Certificate